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                                 EXHIBIT 10.36
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                     AGREEMENT WITH CHINA EYE JOINT VENTURE
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                                   AGREEMENT


          This Agreement (the "Agreement") is made and entered into on this 10th day of October, 1995 by and between STAAR Surgical Company, a Delaware corporation ("STAAR") and China Eye Joint Venture, a joint venture created under the laws of North Carolina ("CEJV") based on the following facts:

                                    RECITALS

          A. CEJV was formed by IBC of North Carolina, Inc., Robert G. Martin, M.D., James F. Marshall, Robert L. Groat, M.D. and Charles G. Sims to design, construct and equip a medical facility in China for the treatment of eye diseases and disorders (the "Facility").

          B. CEJV has asked STAAR, and STAAR has agreed, pursuant to the terms and conditions set forth in this Agreement, to provide certain equipment and supplies needed by CEJV for the operation of the Facility.

          NOW, THEREFORE, in consideration of the promises included in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, STAAR and CEJV agree as follows:


                                   AGREEMENT

          1.   INCORPORATION OF RECITALS.  The Recitals set forth above are
               -------------------------
incorporated into this Agreement by reference and made a material part of it. STAAR and CEJV agree that this Agreement has been entered into for and in consideration of the inducements contained in the Recitals, as well as the provisions included in the balance of this Agreement.

          2.   TERM OF AGREEMENT.  The term of this Agreement will begin on the
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date of its execution and will continue for a period of five (5) years (the
"Initial Term"). The parties may agree to extend the term of this Agreement for an additional period of two (2) years upon the expiration of the Initial Term and any succeeding two year term. As used in this Agreement, the word "Term" shall include the Initial Term and any subsequent two year term.

          3.   EQUIPMENT PROVIDED TO FACILITY.  STAAR will provide to CEJV
               ------------------------------
agreed-upon equipment and supplies which CEJV will use to equip the Facility. Within thirty (30) days from the date of execution of this Agreement, a list of the equipment and supplies to be provided by STAAR to CEJV will be attached to this Agreement as Exhibit "A" and made a part of it. STAAR and CEJV agree that

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the value of the equipment and supplies shall not exceed One Million One Hundred
Thousand United States Dollars ($1,100,000) (the "Equipment Value"). Pursuant to paragraph 5 below, CEJV will purchase the equipment and supplies set forth on Exhibit "A" by paying the Equipment Value plus 20% for a total purchase price not to exceed One Million Three Hundred Twenty Thousand United States Dollars ($1,320,000) (the "Purchase Price"). Until such payment is made in full, STAAR will have a continuing security interest in the equipment and supplies for the full amount of the Purchase Price. This security interest may be transferred or assigned by STAAR to any third party without the consent of CEJV.

          4.   PURCHASE OF PRODUCTS OR DEVICES.  During the Term of this
               -------------------------------
Agreement, CEJV agrees that it will purchase exclusively from STAAR, and STAAR agrees that it will sell to CEJV, all of the ophthalmologic products or devices included on Exhibit "B" to this Agreement. Future products or devices obtained or developed by STAAR shall be offered to CEJV and, if purchased by CEJV, shall be subject to the terms and conditions of this Agreement. CEJV shall place its first order for ophthalmologic products or devices within six (6) months of the date of execution of this Agreement. All invoices shall be paid by CEJV in United States dollars within sixty (60) days from the date of the invoice. Failure to pay an invoice within sixty (60) days shall be deemed a material breach of this Agreement and shall relieve STAAR of its obligation to ship any further ophthalmologic products or devices until any and all outstanding invoices are paid as required by this Agreement.

          5.   PURCHASE PRICE OF PRODUCTS OR DEVICES.  The ophthalmologic
               -------------------------------------
products or devices shall be purchased by CEJV at the prices listed in Column I of Exhibit "B" to this Agreement. Column II of Exhibit "B" sets forth the amount of each such price which shall be applied by STAAR to the Purchase Price. The Purchase Price may be prepaid, in full or in part, at any time by CEJV without penalty. If the Purchase Price is not paid in full upon the expiration of the Initial Term of this Agreement, CEJV shall have the option to extend this Agreement for a period of two (2) years or to pay the balance of the Purchase Price, in United States dollars, in full. Column III of Exhibit "B" sets forth the prices of the ophthalmologic products or devices upon payment in full of the Purchase Price.

          6.   MINIMUM PURCHASE.  Beginning not later than six (6) months from
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the execution date of this Agreement, CEJV will purchase, on a quarterly basis during the Term of this Agreement, no less than the number of ophthalmologic products and devices set forth in Column IV of Exhibit "B" to this Agreement. For any quarter in which CEJV fails to purchase the minimum number of ophthalmologic products and devices set forth in Column IV of Exhibit "B" to this Agreement, CEJV will pay the difference between the minimum number of ophthalmologic products and devices required to be purchased and the amount actually purchased.

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          7.   SHIPPING, INSURANCE AND HANDLING COSTS.  All costs associated
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with the shipping, insuring and/or handling of the equipment and supplies provided to CEJV pursuant to paragraph 3 above or the ophthalmologic products or devices purchased pursuant to paragraph 4 above will be paid by CEJV.

          8.   NOTICES.  Unless otherwise specifically provided in this
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Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Notices shall be addressed as follows:

          STAAR Surgical Company
          1911 Walker Avenue
          Monrovia, California 91016
          ATTN:  Chief Executive Officer

with a copy to:

          Pollet & Woodbury
          10900 Wilshire Boulevard, Suite 500
          Los Angeles, California 90024
          ATTN:  Andrew F. Pollet, Esq.

          China Eye Joint Venture
          1905 Ashwood Court
          Greensboro, North Carolina 27455
          ATTN:  James F. Marshall and IBC of North Carolina, Inc.

with a copy to:

          Brooks Pierce McLendon
          P. O. Box 26000
          Greensboro, North Carolina 27420-6000
          ATTN:  Robert

     9.   MISCELLANEOUS.
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          (A)  PREPARATION OF AGREEMENT.  It is acknowledged by each party that
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such party either had separate and independent advice of counsel or the opportunity to avail itself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement.

          (B)  COOPERATION.  Each party agrees, without further consideration,
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to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

          (C)  INTERPRETATION.
               --------------

          (i)  Entire Agreement/No Collateral Representations.  Each party
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expressly acknowledges and agrees that this Agreement, including all exhibits attached hereto: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "Prior Agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

          (ii)  Waiver.  No breach of any agreement or provision herein
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contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

          (iii)  Remedies Cumulative.  The remedies of each party under this
                 -------------------
Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

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          (iv)  Severability.  If any term or provision of this Agreement or the
                ------------
application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

          (v)  Time is of the Essence.  It is expressly understood and agreed
               ----------------------
that time of performance is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that the failure to timely perform any of the terms, conditions, obligations or provisions hereof by any party shall constitute a material breach and a noncurable (but waivable) default under this Agreement by the party so failing to perform.

          (vi)  No Third Party Beneficiary.  Notwithstanding anything else
                --------------------------
herein to the contrary, the parties specifically disavow any desire or intention to create any third party beneficiary obligations, and specifically declare that no person or entity, other than as set forth in this Agreement, shall have any rights hereunder or any right of enforcement hereof.

          (vii)  No Reliance Upon Prior Representation.  The parties acknowledge
                 -------------------------------------
that no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, partially perform, or part with value in reliance upon such representation or promise; the parties acknowledge that they have taken such action at their own risk; and the parties represent that they have not so changed their position, performed or parted with value prior to the time of their execution of this Agreement.

          (viii)  Headings; References; Incorporation; Gender.  The headings
                  -------------------------------------------
used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document,

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shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

          (D)  ENFORCEMENT.
               -----------

          (i)  Applicable Law.  This Agreement and the rights and remedies of
               --------------
each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this agreement were made, and as if its obligations are to be performed, wholly within the State of California.

          (ii)  Consent to Jurisdiction; Service of Process.  Any action or
                -------------------------------------------
proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of California located within the County of Los Angeles. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgement rendered thereby in connection with this Agreement.

          (iii)  Attorneys' Fees and Costs.  If any party institutes or should
                 -------------------------
the parties otherwise become a party to any Action Or Proceeding (as defined below) based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the Prevailing Party in any such Action Or Proceeding, whether or not such Action Or Proceeding proceeds to final judgement or determination, shall be entitled to receive from the non-Prevailing Party as a cost of suit, and not as damages, all Costs And Expenses (as defined below) of prosecuting or defending the Action Or Proceeding, as the case may be, including, without limitation, reasonable Attorneys' And Other Fees.

          (iv)  Definitions.  The term "Action Or Proceeding"
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is defined as any and all claims, suits, actions, notices, inquiries, proceedings, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal. The term "Prevailing Party" is defined as the party who is determined to prevail by the Court after its consideration of all damages and equities in the Action Or Proceeding, whether or not the Action Or Proceeding proceeds to final judgment. The Court shall retain the discretion to determine that no party is the Prevailing Party in which case no party shall be entitled to recover its Costs And Expenses under this subparagraph 12(d). The term "Attorneys' And Other Fees" is defined as attorneys' fees, accountants' fees, fees of other professionals, witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), and any and all other similar fees incurred in the prosecution or defense of the Action Or Proceeding. The term "Costs And Expenses" is defined as the cost to take depositions, the cost to arbitrate this dispute, if applicable, and the costs and expenses of travel and lodging incurred with respect to the Action Or Proceeding, provided, however, the party incurring said travel and lodging expense must ordinarily travel over one hundred (100) miles, one way, from his or her residence in incurring such expense.

          (E)  NO ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES.  Neither party
               -----------------------------------------------
may assign its rights or delegate its duties under this Agreement without the written consent of the other party, which written consent may not be unreasonably withheld.

          (F)  COUNTERPARTS.  This Agreement may be executed in counterparts,
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each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.

          (G)  EXECUTION BY ALL PARTIES REQUIRED TO BE BINDING; ELECTRONICALLY
               ---------------------------------------------------------------
TRANSMITTED DOCUMENTS.  This Agreement shall have no force and effect until it
---------------------
is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

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          10.  JOINT NEWS RELEASE.  STAAR shall determine if and when any news
               ------------------
release shall be made relating to this Agreement. If STAAR decides to issue a news release, STAAR and CEJV shall jointly agree to its content.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 STAAR SURGICAL COMPANY



                                 By: /s/ William C. Huddleston
                                    --------------------------------------


                                 By: /s/ John R. Wolf
                                    --------------------------------------

                                 CHINA EYE JOINT VENTURE

                                 IBC of North Carolina, Inc., as
                                 Administrative Venturer of CEJV



                                 By: /s/ James F. Marshall
                                    --------------------------------------
                                    James F. Marshall, President




                                 By: /s/ Robert G. Martin
                                    --------------------------------------
                                    Robert G. Martin, M.D.

                                       8
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                                  EXHIBIT "A"

                             EQUIPMENT AND SUPPLIES

                      (TO BE COMPLETED WITHIN 30 DAYS FROM
                    THE DATE OF EXECUTION OF THIS AGREEMENT)

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                                  EXHIBIT "B"

               OPHTHALMOLOGIC PRODUCTS OR DEVICES TO BE PURCHASED

                                      10